As filed with the Securities and Exchange Commission on August 14, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Majesco

(Exact name of registrant as specified in its charter)

California	77-0309142
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

412 Mount Kemble Ave., Suite 110C
Morristown, New Jersey 07960

(212) 297-0020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 MAJESCO 2015 EQUITY INCENTIVE PLAN

(Full title of the plan)

Lori Stanley, Esq.

General Counsel

Majesco

412 Mount Kemble Ave., Suite 110C
Morristown, New Jersey 07960

(212) 297-0020

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Valérie Demont, Esq.

Sheppard Mullin Richter & Hampton LLP

30 Rockefeller Plaza, 39th Floor

New York, New York 10112

(212) 653-8700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.002 par value per share	2,000,000 Shares	$8.7795	$17,559,000	$2,186.10

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Majesco 2015 Equity Incentive Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	For purposes of computing the registration fee only. Pursuant to Rule 457(c) and (h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices for the Registrant’s common stock on The NYSE American on August 9, 2018.

EXPLANATORY NOTE

This Registration Statement registers an additional 2,000,000 shares of the Registrant’s common stock that may be offered and sold under the Majesco 2015 Equity Incentive Plan (the “Plan”). This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which one or more other registration statements filed on this form relating to the same employee benefit plan are effective. Registrant initially registered 3,877,263 shares of its common stock issuable under the Plan pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 26, 2015 (File No. 333-205252) (the “Prior Registration Statement”).

On August 13, 2018, the Registrant held its 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”). At the 2018 Annual Meeting, the Registrant’s shareholders voted affirmatively, among other things, to amend the Plan to increase the number of shares of common stock authorized to be issued pursuant to the Plan to 5,877,263 shares from 3,877,263 shares of common stock (the “Amendment”).

Pursuant to the Amendment, the total number of shares of the Registrant’s common stock available for grant and issuance under the Plan increased by 2,000,000 shares. Accordingly, the content of the Prior Registration Statement is incorporated herein by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Majesco (the “Company”) with the Commission are hereby incorporated by reference in this Registration Statement:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 filed on June 22, 2018;

•	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018 filed on August 8, 2018;

•	the Company’s Current Reports on Form 8-K or Form 8-K/A (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on April 27, 2018, June 6, 2018, June 12, 2018 and July 30, 2018;

•	the Company’s definitive proxy statement on Schedule 14A relating to the Company’s 2018 Annual Meeting filed on June 25, 2018; and

•	the description of the Company’s common stock contained in the Company’s Registration Statement on the Form S-4, which description is incorporated by reference into the Form 8-A (File No. 001-37466) filed by the Company on June 22, 2015, and any amendment or report filed for the purpose of further updating such description.

All other reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that related to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such reports and documents.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Majesco 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-4 filed on April 1, 2015)

5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP

23.1*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)

23.2*	Consent of MSPC

24.1*	Power of Attorney (contained on page 5)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Morristown, New Jersey on August 14, 2018.

MAJESCO

By:	/s/ Ketan Mehta
Ketan Mehta
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Ketan Mehta and Farid Kazani, with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ketan Mehta	President and Chief Executive Officer (Principal Executive Officer) and Director	August 14, 2018
Ketan Mehta

/s/ Farid Kazani	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 14, 2018
Farid Kazani

/s/ Arun K. Maheshwari	Director	August 14, 2018
Arun K. Maheshwari

/s/ Earl Gallegos	Director	August 14, 2018
Earl Gallegos

/s/ Rajesh Hukku	Director	August 14, 2018
Rajesh Hukku

/s/ Steven R. Isaac	Director	August 14, 2018
Steven R. Isaac

/s/ Atul Kanagat	Director	August 14, 2018
Atul Kanagat

/s/Sudhakar Ram	Director	August 14, 2018
Sudhakar Ram

/s/ Robert P. Restrepo Jr.	Director	August 14, 2018
Robert P. Restrepo Jr.